CONSENT OF KPMG PEAT MARWICK - INDEPENDENT AUDITORS



The Board of Directors
Liberty National Bancorp, Inc.



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


                                   /s/ KPMG Peat Marwick

Louisville, Kentucky
February 14, 1994